UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 3, 2006, Mirant Corporation substantially consummated the transactions contemplated by its Plan of Reorganization causing the Plan of Reorganization to become effective.  Described below are a number of material agreements entered into in connection with Mirant’s emergence from Chapter 11.

Director Compensation

The Board of Directors of Mirant Corporation has approved the following compensation for each non-employee director.  Mirant Corporation pays each of its non-employee directors an annual fee of $60,000, which may be paid, at the election of the director, in cash or deferred stock or a combination thereof, and a fee of $1,500 for each board or committee meeting attended.  The lead director receives an annual retainer of $20,000, the chair of the Audit Committee receives an annual retainer of $20,000 and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an annual retainer of $10,000.  Non-employee directors also receive an initial grant and an annual grant of equity compensation with an economic value of $75,000 under the Mirant Corporation 2005 Omnibus Incentive Plan, as described in more detail below.  Such grant will consist of one-third restricted stock and two-thirds stock options and will vest ratably over three years, 33 1/3% per year.  Mirant Corporation reimburses its directors for out-of-pocket expenses in connection with attending meetings.

Mirant Corporation 2005 Omnibus Incentive Plan

Pursuant to Mirant Corporation’s Plan of Reorganization, the Mirant Corporation 2005 Omnibus Incentive Plan (the “omnibus incentive plan”) for all employees and directors of Mirant Corporation became effective on January 3, 2006.  The material terms of the incentive plan are described below.

General

The Mirant Corporation omnibus incentive plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, other stock-based awards, covered employee annual incentive awards and nonemployee director awards.  All Mirant employees and directors are eligible to participate in the omnibus incentive plan.  Incentive stock options may be granted only to employees.

The Compensation Committee of Mirant’s Board of Directors (the “Compensation Committee”) is responsible for administering the omnibus incentive plan and has full and exclusive discretionary power to interpret the terms and the intent of the omnibus incentive plan and any award agreement thereunder.  Such authority includes selecting award recipients, establishing all award terms and conditions, and adopting modifications and amendments to the omnibus incentive plan or any award agreement.

The omnibus incentive plan continues in full force and effect, subject to the right of the Compensation Committee to terminate the plan as described below, until all shares have been delivered under the omnibus incentive plan and all restrictions on such shares have lapsed, provided that no award may be granted under the omnibus incentive plan more than ten years after the effective date of the omnibus incentive plan.

18,575,851 shares of Mirant Corporation common stock are available for issuance to participants under the omnibus incentive plan, and the maximum number of shares that may be delivered with respect to the following types of awards shall be as follows:  (1)  the maximum number of shares that may be issued as incentive stock options shall be 5,000,000 and (2) the maximum number of shares that may be issued to nonemployee directors shall be 2,500,000 shares.  A nonemployee director may not be granted an award covering more than 2,500,000 shares in any plan year, except that this annual limit on nonemployee director awards shall be increased to 5,000,000 shares for any nonemployee director serving as Chairman of the Board; provided, however, that in the plan year in which an individual is first appointed or elected to the Board as a nonemployee director, such individual may be granted an award covering up to an additional 2,500,000 shares.

Shares covered by an award shall only be counted as used to the extent that they are actually issued.  Any shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the omnibus incentive plan.

The maximum grant of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units or other stock-based awards in any one plan year to any one participant is limited to 5,000,000 shares.

Stock Options

The exercise price for each option may be determined by the Compensation Committee in its discretion but on the date of grant must be at least equal to 100% of the fair market value of the shares on the date of grant.    Each option shall expire at such time as the Compensation Committee shall determine at the time of grant, provided that no option shall be exercisable later than the 10th anniversary date of its grant.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each recipient.  Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the option following termination of employment.

Stock Appreciation Rights

The Compensation Committee may grant freestanding stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights.  The grant price for a freestanding stock appreciation right may be determined by the Compensation Committee in its discretion but must be at least equal to 100% of the fair market value of the shares on the date of grant.  The grant price of tandem stock appreciation rights shall be equal to the exercise price of the related option.  The term of a stock appreciation right shall be determined by the Compensation Committee and, except as determined otherwise, no stock appreciation right shall be exercisable later than the 10th anniversary of its grant date.  Freestanding stock appreciation rights may be exercised upon whatever terms and conditions the Compensation Committee imposes.  Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.  Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the stock appreciation right following termination of employment with or provision of services to the Company.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant restricted stock or restricted stock units with such restrictions as it may determine in its discretion.  Unless otherwise determined by the Compensation Committee, participants holding shares of restricted stock may be granted the right to exercise full voting power with respect to those shares during the period of restriction.  A participant will have no voting rights with respect to any restricted stock units.  Each participant’s award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock or restricted stock units following termination of the participant’s employment with or provision of services to the Company.

Performance Units, Performance Shares and Cash-Based Awards

Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant.  Each performance share shall have an initial value equal to the fair market value of a share on the date of grant.  Each cash-based award shall have a value as determined by the Compensation Committee.  The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units, performance shares or cash-based awards that will be paid out to the participant.  The maximum aggregate amount

awarded with respect to cash-based awards made in any plan year to any one participant shall not exceed $20,000,000.   Payment of performance units, performance shares or cash-based awards shall be as determined by the Compensation Committee and as evidenced in the award agreement.  Each award agreement shall set forth the extent to which the participant shall have the right to retain performance units, performance shares or cash-based awards following termination of the participant’s employment with or provision of services to the Company.

Other Stock-Based Awards

The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the omnibus incentive plan (including the grant or offer for sale of unrestricted shares) in such amounts and subject to such terms and conditions as the Committee shall determine.

Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock split, etc., the Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the omnibus incentive plan, may substitute or adjust, as applicable, the number and kind of shares that may be issued under the omnibus incentive plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards.

Change of Control

Upon a change of control, as defined in the omnibus incentive plan, except to the extent that a replacement award is provided to the participant to replace such award, all then-outstanding options and stock appreciation rights shall become fully vested and exercisable and all other then-outstanding awards that are service vesting awards shall vest in full and be free of restrictions.  The treatment of any other awards shall be as determined by the Compensation Committee in connection with the grant thereof, as reflected in the applicable award agreement.

Recent tax guidance has been issued that indicates that this provision could trigger variable accounting treatment for stock options.  Mirant is researching this provision and may propose an amendment to the omnibus incentive plan in early 2006.

Amendment, Modification, Suspension and Termination

The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the omnibus incentive plan and any award agreement in whole or in part; provided that without the prior approval of the Company’s shareholders, options or stock appreciation rights may not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right.  No material amendment of the omnibus incentive plan shall be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

This description of the Mirant Corporation 2005 Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the omnibus incentive plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Warrant Agreement

Pursuant to the Plan of Reorganization, Mirant is issuing two series of warrants to purchase common stock.  The description that follows is qualified in its entirety by the full terms of the Series A and Series B

Warrants, which are set forth in the Warrant Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

Term. The Warrants will expire at 5:00 p.m., New York City time, on January 3, 2011 or, if not a business day, the next subsequent business day.

Exercise Amount.  The Series A Warrants will entitle the holders to purchase initially an aggregate of up to 35,294,118 shares of Common Stock.  The Series B Warrants will entitle the holders to purchase initially an aggregate of up to 17,647,059 shares of Common Stock.

Exercise Price.  The exercise price of the Series A Warrants will initially be set at a price equal to $21.87 per share, and the exercise price of the Series B Warrants will initially be set at a price equal to $20.54 per share.  In addition, the exercise price will be adjusted pursuant to the adjustment provisions summarized below.

Warrant Certificates.  Unless otherwise determined by the Board of Directors or required by applicable law, holders of Warrants are not entitled to receive certificates evidencing the holder’s ownership of such Warrants.  The names of all holders of Warrants shall be recorded in, and ownership interests in Warrants shall be evidenced by, the books of the Company or, as applicable, its transfer agent.

Adjustments.  The exercise price of the Warrants and the total number of shares issuable upon exercise of the Warrants is subject to adjustment if, at any time before the expiration date of the Warrants, the Company:

•                  (i) pays a dividend or makes a distribution on Common Stock consisting of shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues, in a reclassification of the Common Stock, other securities of the Company;

•                  distributes to all holders of its Common Stock rights, options, warrants or other securities exercisable for or convertible into Common Stock (except pursuant to its stockholder rights plan, if any) at a price per share less than the “market price” (as defined in the Warrant Agreement, dated as of January 3, 2006, between the Company and Mellon Investor Services LLC, the “Warrant Agreement”) on the record date for such distribution; or

•                  distributes to all holders of Common Stock, assets (other than ordinary cash dividends paid from earnings and not from the proceeds of any extraordinary corporate transaction, it being agreed that the sale by the Company or any of its subsidiaries of any material business unit or material subsidiary shall, for this purpose, be considered an extraordinary corporate transaction), debt securities or preferred stock of the Company or any options, warrants or other rights to acquire assets, debt securities or preferred stock of the Company.

The adjustments discussed above are calculated pursuant to specific formulas set forth in the Warrant Agreement.  No adjustment in any applicable exercise price is required until the cumulative adjustment required as a result of such event requires an increase or decrease of at lease 1.0% in such applicable exercise price.  No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or (ii) a change in the par value or no par value of the Common Stock.

Fractional Shares.  Notwithstanding any adjustment in the number of shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of shares, or to issue fractions of shares upon exercise of the Warrants.

Change of Control.  Prior to the consummation of any recapitalization, reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected at any time before the expiration of the Warrants in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (each such event an “Organic Change”), the registered holders of Warrants shall thereafter have the right to acquire and receive upon exercise of such holder’s Warrant, in lieu of or addition to (as the case may be) the shares of Common Stock immediately issuable upon the exercise of such holder’s Warrant, such shares of stock, securities or assets as may be issued or payable as part of the Organic Change as they would have been entitled to receive upon exercise of such Warrants had such Warrants been exercised immediately before such Organic Change.

Offer to Repurchase.  If within three years of the Effective Date and subject to certain other conditions, a “change of control event” shall occur, then the Company or the surviving person or entity shall offer to purchase all outstanding Warrants at a purchase price based on a Black-Scholes valuation of such Warrants (the “Change of Control Payment Amount”).  See the Warrant Agreement for further information on the calculation of the Change of Control Payment Amount.  “Change of control event” means (i) the acquisition by a person or an entity (other than the Company or a subsidiary of the Company) in a tender offer or a series of related tender offers of 80% or more of the outstanding Common Stock (determined on a fully-diluted basis), (ii) the consolidation or merger of the Company with or into another person or entity (other than a subsidiary of the Company), or (iii) a sale of all or substantially all of the Company’s assets, in each of clauses (i) through (iii) in which all or any portion of the consideration paid or exchanged for Common Stock, or into which Common Stock is converted, consists of any cash, property or securities other than the registered and listed common stock of the surviving or acquiring entity or its parent company if it has one.

Amendment.  The Company and the Warrant Agent may supplement or amend the Warrant Agreement or the Warrants without the approval of any Warrant holders in order to cure any ambiguity, manifest error or other mistake in the Warrant Agreement or the Warrants, or to correct or supplement any provision contained in the Warrant Agreement or in the Warrants that may be defective or inconsistent with any other provision in the Warrant Agreement or in the Warrants, or to make any other provisions as to matters and questions arising under the Warrant Agreement that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders.  The Company and the Warrant Agent may also supplement or amend the Warrant Agreement with the prior written consent of holders of the Warrants exercisable for a majority of the shares then issuable upon exercise of the Warrants then outstanding.

Warrant Agent.  The warrant agent is Mellon Investor Services LLC (the “Warrant Agent”).

A form of the Warrant Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Agreements to Make Additional Severance Payments

On January 3, 2006, the Company agreed to make additional severance payments to the following individuals in the amounts set forth below:

Douglas L. Miller, former Senior Vice President and General Counsel—$209,000

Curtis Morgan, former Executive Vice President and U.S. Region Head—$375,000

Item 3.02  Unregistered Sales of Equity Securities

Under Mirant Corporation’s Plan of Reorganization, 300,000,000 shares of common stock are to be distributed to certain holders of general unsecured claims and equity securities, of which 23.5 million of such shares will be reserved for distribution with respect to unresolved claims.  Mirant relied, based on the confirmation order it received from the Bankruptcy Court, on Section 1145(a)(1) of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933 the offer and sale of Mirant common stock to the general unsecured creditors and equity holders.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•                  the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor or of a successor to the debtor under the plan of reorganization;

•                  the recipients of the securities must hold claims against or interests in the debtor; and

•                  the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

Item 5.01  Changes in Control of the Registrant

Pursuant to Mirant Corporation’s Plan of Reorganization, all securities of Mirant Corporation prior to January 3, 2006 were cancelled upon emergence from the Chapter 11 proceedings.  As a result of the distributions of common stock contemplated by Mirant Corporation’s Plan of Reorganization, former stockholders of Mirant will hold approximately 3.66% of the outstanding common stock, unsecured creditors of Mirant will hold approximately 94.04% of the outstanding common stock, and holders of claims against Mirant Americas Generation, LLC will hold approximately 2.3% of the outstanding common stock.  As a result of the emergence from Chapter 11, the identity of a majority of the directors on Mirant’s board has changed as described in Item 5.02 below.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Effective January 3, 2006, the following directors have resigned from Mirant’s board of directors in connection with Mirant’s emergence from Chapter 11:  A.W. Dahlberg, Stuart E. Eizenstat, S. Marce Fuller, David J. Lesar, Robert F. McCullough, James F. McDonald, and Ray M. Robinson

(c)                                  Effective January 3, 2006, in connection with Mirant’s emergence from Chapter 11, the following individuals are being elected to Mirant Corporation’s Board of Directors by operation of its Plan of Reorganization:  Thomas W. Cason, Terry G. Dallas, Thomas H. Johnson, John T. Miller, Robert C. Murray, John M. Quain and William L. Thacker.  In addition, A.D. Correll is remaining on the Board and will serve as lead independent director and Edward R. Muller, Mirant’s President and Chief Executive Officer, serves as Chairman of the Board.

Committee Memberships

The following directors will be members of the Audit Committee of the Board of Directors of Mirant Corporation:  Thomas W. Cason (Chair), John T. Miller and Robert C. Murray.

The following directors will be members of the Compensation Committee of the Board of Directors of Mirant Corporation:  Thomas H. Johnson (Chair), A.D. Correll and William L. Thacker.

The following directors will be members of the Nominating and Governance Committee of the Board of Directors of Mirant Corporation:  A.D. Correll (Chair), Terry G. Dallas and John M. Quain.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its emergence from Chapter 11, Mirant Corporation adopted new Articles of Incorporated and new Bylaws that are effective January 3, 2006.  These documents are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

Continuation of Exchange Act Registration

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s common stock, par value $0.01 (the “Common Stock”) is deemed registered under Section 12(g) of the Exchange Act.  The Company intends to file a Form 8-A to register the Common Stock under Section 12(b) of the Exchange Act in connection with its application to list the Common Stock for trading on the New York Stock Exchange.

Exit Financing Transactions

As contemplated by the Plan of Reorganization, Mirant North America, LLC (“Mirant North America”), an indirect subsidiary of Mirant Corporation, has entered into senior secured credit facilities (the “senior secured credit facilities”) with a syndicate of banks, financial institutions and other entities, including JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Goldman Sachs Credit Partners L.P., as lenders (the “Lenders”), and, together with MNA Finance Corp., a subsidiary of Mirant North America, has issued $850,000,000 aggregate principal amount of 7.375% senior unsecured notes due 2013 (the “notes”).

The following is a summary description of the principal terms and conditions of the senior secured credit facilities and the notes.

Senior Secured Credit Facilities

The senior secured credit facilities are comprised of an $800 million six-year senior secured revolving credit facility and a $700 million seven-year senior secured term loan.  The full amount of the senior secured revolving credit facility is available for the issuance of letters of credit. The senior secured term loan was made in a single drawing at closing and will amortize in nominal quarterly installments aggregating 0.25% of the original principal of the term loan per quarter for the first 27 quarters and with the remainder payable on the final maturity date.  In connection with the closing, $200 million of drawings under the senior secured term loan were deposited into a cash collateral account to support future letters of credit issued under the senior secured credit facilities.

Interest rates.  Loans under the senior secured credit facilities are available at either of the following rates: (i) a fluctuating rate of interest per annum equal to on any given day the greater of (a) the interest rate per annum publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City on that day, and (b) the federal funds rate in effect on that day plus 0.50%, plus the applicable margin described below (“base rate”), or (ii) a fixed rate determined for certain interest periods selected equal to U.S. dollar LIBOR plus the applicable margin described below (“Eurodollar rate”).

The applicable margin with respect to loans under the senior secured revolving credit facility is 1.25% in the case of base rate loans, or 2.25% in the case of Eurodollar rate loans. The applicable margin will also be subject to a possible reduction of up to 0.50% based on the achievement and maintenance of certain leverage ratios by Mirant North America.  The applicable margin with respect to the senior secured term loan is 0.75% in the case of base rate loans, or 1.75% in the case of Eurodollar rate loans.

Guarantees; Ranking and security.  The obligations of Mirant North America under the senior secured credit facilities are unconditionally and irrevocably guaranteed by all of its direct and indirect subsidiaries, except (i) Mirant Energy Trading, LLC and Mirant Mid-Atlantic, LLC and its subsidiaries, (ii) until such time such entities emerge from Chapter 11 proceedings, Mirant New York, Inc., Mirant Bowline, LLC, Mirant Lovett, LLC, Mirant NY-Gen, LLC and Hudson Valley Gas Corporation, and (iii) any of subsidiaries designated as unrestricted subsidiaries from time to time ((ii) and (iii) together, the “unrestricted subsidiaries”). The guarantee obligations of these subsidiary guarantors are secured by first priority security interests on substantially all the assets of such subsidiary guarantors, subject to certain permitted liens and certain exceptions.

All loans under the senior secured credit facilities are senior, secured indebtedness of Mirant North America secured by first priority security interests in substantially all of the assets of Mirant North America subject to permitted liens under the senior secured credit facilities and certain exceptions.  The obligations of the subsidiaries of Mirant North America that are providing guarantees under the senior secured credit facilities are secured by first priority security interests in substantially all of the assets of each such subsidiary, subject to certain permitted liens under the senior secured credit facilities and certain exceptions.

Commitment/facility fees and default interest.  A commitment fee calculated on the daily average unused portion of the commitments under the senior secured revolving credit facility is payable quarterly in arrears at an annual rate of 0.375%.  The commitment fee is subject to a possible reduction of 0.125% based on the achievement and maintenance of certain leverage ratios by Mirant North America.

A fee on outstanding letters of credit under the senior secured revolving credit facility is paid to the Lenders quarterly in arrears on a pro rata basis.  The letter of credit fee is calculated on the average daily aggregate available amount under all letters of credit under the senior secured revolving credit facility at a rate per annum equal to the applicable margin for Eurodollar rate loans under the senior secured revolving credit facility less the amount of the fronting fee of the issuing banks under the senior secured revolving credit facility.  A fronting fee at the rate of 0.125% per annum calculated on the face amount of each letter of credit under the senior secured revolving credit facility and each letter of credit that is cash collateralized with a portion of the senior secured term loan proceeds will be paid quarterly in arrears to the relevant issuing bank.

In the event of a default in the payment of principal or interest under the senior secured credit facilities or in the payment of any fees or other amounts due and payable under the related loan documents, interest accrues on the overdue amount at the applicable rate plus an additional 2% until such amount is paid in full.

Certain covenants.  The senior secured credit facilities contain covenants that:

•                                          require Mirant North America to maintain at the end of each fiscal quarter: (i) a ratio of EBITDA to interest expense of at least 2:1, and (ii) a ratio of net debt to EBITDA of not more than 6:1, in each case calculated on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter;

•                                          restrict the ability of Mirant North America and its restricted subsidiaries’ to incur debt other than certain permitted debt unless, the ratio of net debt to EBITDA is less than 4:1, calculated on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter and after giving pro forma effect to the incurrence of the debt; and

•                                          restrict the ability of Mirant North America and its restricted subsidiaries to make certain restricted payments, including, without limitation, (i) any dividend payments or distribution of cash or property, (ii) payments, redemption or repurchase of affiliate subordinated debt or (iii) purchase or redemption of its or its restricted subsidiaries’ capital stock subject to certain exceptions, including the ability to make payments to Mirant Americas Generation, LLC to be applied to interest payments due on Mirant Americas Generation, LLC senior notes maturing in 2011, 2021 and 2031, as long as there is no default or event of default and none would result therefrom.

In addition, the senior secured credit facilities contain customary covenants that restrict the ability of Mirant North America and its restricted subsidiaries to:

•                                          engage in mergers, acquisitions and asset sales;

•                                          incur liens and engage in sale-leaseback transactions;

•                                          make investments and capital expenditures;

•                                          transact with affiliates; and

•                                          change its fiscal year.

Events of default.  The senior secured credit facilities contain customary events of default, including, without limitation, payment defaults, material breach of representations and warranties, covenant defaults, cross-defaults, cross-accelerations, material judgments and certain events of bankruptcy or insolvency.  In addition, the senior secured credit facilities contain the following events of default:

•                                          Except with the written consent of a majority of the lenders, the series A and B preferred shares issued by Mirant Americas, Inc. should cease to be enforceable or rights of the holders thereof are amended or waived; and

•                                          Mirant North America should cease to be controlled (having the meaning as set forth in Rule 12b-2 of the Exchange Act), directly or indirectly, by Mirant Corporation.

If an event of default occurs, the lenders are entitled to accelerate the amounts owning under the senior secured credit facilities and to take all other actions permitted to be taken by a secured creditor.

Mandatory prepayments.  Mirant North America is required to prepay the amounts outstanding under the senior secured term loan and to permanently reduce the commitments under the senior secured revolving credit facility with proceeds received from certain transactions, as follows:

•                                          100% of any net cash proceeds in excess of $50,000,000 received from any asset sale that is not committed within 365 days thereof to acquire or repair assets useful in the business or is not so applied within 180 days thereafter; and

•                                          100% of any net cash proceeds from any insurance or other recovery payment in excess of $20,000,000 received that is not committed within 365 days of the recovery event to acquire or repair assets useful in the business or is not so applied within 24 months thereafter.

In addition Mirant North America is further required to prepay the senior secured term loan with 50% of free cash flow (less amounts paid to Mirant Americas Generation for the purpose of paying interest on the Mirant Americas Generation senior notes) for each fiscal year (commencing with the 2006 fiscal year), provided, that the foregoing percentage shall be reduced to 25% based on the achievement and maintenance of a ratio of net debt to EBITDA of 2:1 or better.

Senior Notes

The notes were issued by Mirant North America Escrow, LLC and its wholly-owned subsidiary, MNA Finance Corp.  Mirant North America Escrow, LLC was a wholly-owned subsidiary of Mirant North America.  Upon emergence, Mirant North America Escrow, LLC was merged with and into Mirant North America, LLC, with Mirant North America as the surviving entity.  Upon the consummation of the merger, Mirant North America assumed all of the obligations of Mirant North America Escrow, LLC and MNA Finance Corp. became a direct, wholly-owned subsidiary of Mirant North America. MNA Finance Corp. was formed and exists solely for the purpose of serving as a co-issuer of the notes and as a guarantor of the senior secured credit facilities.

Interest Rate; Maturity Date; Redemption Rights.  The notes, which were issued in an aggregate principal amount of $850,000,000 and bear interest at 7.375%, mature on December 31, 2013.  Interest on the notes is payable on each June 30 and December 31, commencing June 30, 2006.

The notes are redeemable at the option of Mirant North America, in whole or in part, at any time prior to December 31, 2009, at a price equal to 100% of the principal amount, plus accrued and unpaid interest, plus a “make-whole” premium.  At any time on or after December 31, 2009, Mirant North America may redeem the notes at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption.  At any time prior to December 31, 2008, Mirant North America may redeem up to 35% of the original principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 107.375% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.  Under the terms of the notes, the occurrence of a change of control will be a triggering event requiring Mirant North America to offer to purchase all or a portion of the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.  In addition, certain asset dispositions or casualty events will be triggering events which may require Mirant North America to use the proceeds from those asset dispositions or casualty events to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used, or committed to be used, within certain time periods, to repay senior secured indebtedness, to repay indebtedness under the senior secured credit facilities (with a corresponding reduction in commitments) or to invest in capital assets related to its business.

Guarantees and ranking.  The notes are guaranteed on a senior unsecured basis by certain subsidiaries of Mirant North America, each of which also guarantees the obligations under the senior secured credit facilities. Any subsidiaries that in the future guarantee any of indebtedness of Mirant North America, including indebtedness under its senior secured credit facilities, or indebtedness of any subsidiary guarantor, will also guarantee the notes.  The notes are:

•                                          general unsecured obligations of Mirant North America and the subsidiary guarantors;

•                                          effectively junior in right of payment to the subordinated debt or (iii) purchase or redemption of its or its restricted subsidiaries’ capital stock subject to certain exceptecured debt of Mirant North America and the subsidiary guarantors to the extent of the value of the assets securing such debt;

•                                          rank equally in right of payment with all of existing and future unsecured unsubordinated debt of Mirant North America and the subsidiary guarantors;

•                                          senior in right of payment to all of existing and future senior subordinated and subordinated debt of Mirant North America and the subsidiary guarantors;

•                                          are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Mirant North America’s subsidiaries that do not guarantee the notes; and

•                                          are structurally senior to all of the existing and future liabilities (including trade payables) of Mirant Corporation and Mirant Americas Generation to the extent of the value of the Mirant North America and its subsidiaries, including Mirant Mid-Atlantic.

Certain covenants.  The notes are issued under an indenture with Law Debenture Trust Company of New York, as trustee (the “Trustee”). The indenture will, among other things, limit the ability of Mirant North America and its restricted subsidiaries to:

•                                          incur, assume or guarantee additional indebtedness;

•                                          issue redeemable stock and preferred stock;

•                                          repurchase capital stock;

•                                          make other restricted payments including, without limitation, paying dividends and making investments;

•                                          create liens;

•                                          redeem debt that is junior in right of payment to the notes;

•                                          sell or otherwise dispose of assets, including capital stock of subsidiaries;

•                                          enter into agreements that restrict dividends from subsidiaries;

•                                          merge, consolidate or sell or otherwise dispose of all or substantially all of their assets;

•                                          enter into transactions with affiliates;

•                                          guarantee indebtedness;

•                                          enter into sale/leaseback transactions; and

•                                          enter into new lines of business.

These covenants are subject to a number of important exceptions and qualifications and certain covenants may be suspended for in the event Mirant North America achieves and maintains an investment grade rating.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

3.1                                 Amended and Restated Certificate of Incorporation of Mirant Corporation

3.2                                 Amended and Restated Bylaws of Mirant Corporation

4.1                                 Form of Warrant Agreement

10.1                           Mirant Corporation 2005 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)